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                                                                      EXHIBIT 13

                          THE SELECT SECTOR SPDR TRUST

1. Share Purchase. ALPS Mutual Funds Services, Inc. ("ALPS") hereby purchases from The Select Sector SPDR Trust (the "Trust"), a series-type investment company having nine investment portfolios (the "Funds"), the following shares of beneficial interest ("Shares") of the below named Funds at the per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:

                                                          Amount          Price          Shares
Funds                                                   Purchased       Per Share      Purchased
-----                                                   ---------       ---------      ---------
The Basic Industries Select Sector SPDR Fund            $11,111.00        $10.00       1,111.000

The Consumer Services Select Sector SPDR Fund           $11,111.00        $10.00       1,111.000

The Consumer Staples Select Sector SPDR Fund            $11,111.00        $10.00       1,111.000

The Cyclical/Transportation Select Sector SPDR Fund     $11,111.00        $10.00       1,111.000

The Energy Select Sector SPDR Fund                      $11,111.00        $10.00       1,111.000

The Financial Select Sector SPDR Fund                   $11,111.00        $10.00       1,111.000

The Industrial Select Sector SPDR Fund                  $11,111.00        $10.00       1,111.000

The Technology Select Sector SPDR Fund                  $11,111.00        $10.00       1,111.000

The Utilities Select Sector SPDR Fund                   $11,112.00        $10.00       1,112.000

      ALPS hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from ALPS of funds in the amount of $100,000 in full payment of the Shares.

      ALPS understands that the Trust has filed with the Securities and Exchange Commission a Registration Statement which contains the prospectus describing the Trust and the Shares to be issued thereunder. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Registration Statement.

2. Representations and Warranties. ALPS hereby represents and warrants to the Trust as follows:

      (a)   It is aware that no federal or state agency has made any findings or
            determinations   as  to  the  fairness  for   investment,   nor  any
            recommendations or endorsement, of the Trust's shares;

      (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering described in the Trust's Registration Statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

      (c) It recognizes that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks related to the purchase of the Trust's shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;
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      (d)   It is purchasing the Shares for its own account, for investment,  in order to provide initial capital or "seed money," for each of the Funds and not with any intent to distribute or resell the Shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the Shares, either in whole or in part;

      (e) It will not sell the Shares purchased by it without registration of such Shares under the Securities Act of 1933 except in reliance upon an exemption therefrom;

      (f) It has been furnished with, and has carefully read, this purchase agreement and the Registration Statement and such material documents relating to the Trust as its has requested and as have been provided to it by the Trust; and

      (g) It has had the opportunity to ask questions of, and receive answers from, the Trust concerning each Fund and the terms of the offering.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of December 11, 1998.

                              ALPS Mutual Funds Services, Inc.

                              By:__________________________________________

                              Name:________________________________________

                              Title:_______________________________________



                              The Select Sector SPDR Trust

                              By:__________________________________________
                                 E. Davis Hawkes, Jr.
                                 Treasurer